Exhibit 15.1

September 8, 2017

PRIVATE AND CONFIDENTIAL

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.
20549-7561 USA

Dear Sirs/Madams:

We have read Item 16F of Tower One Wireless Corp.’s 2015 Form 20-F/A dated September 8, 2017, and have the following comments:

1.	We agree with the statements made in paragraphs two, three and four in the section “Change in Registrant’s Certifying Accountant”

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein

Yours very truly,

Leed Advisors Inc.
Chartered Professional Accountants

GWD/sgf